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                                                                    EXHIBIT 99.1


                                                       INVESTOR CONTACT:
                                                       Claudia Pieropan
                                                       Chief Financial Officer
                                                       (949) 936-8122
                                                       www.hineshorticulture.com
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                       HINES HORTICULTURE ANNOUNCES SENIOR
                               MANAGEMENT CHANGES

                Douglas D. Allen returns as Chairman of the Board

Irvine, California - February 7, 2003 - Hines Horticulture, Inc. (NASDAQ: HORT) today announced that Douglas D. Allen will resume the position of Chairman of the Board, an office he held with the Company from 1995 until 2000. In addition, Robert A. Ferguson has been appointed Hines' Chief Operating Officer. He had previously served as President of the Company's Nursery Division.

These appointments follow the resignation of Stephen P. Thigpen as Chairman & Chief Executive Officer of the Company to pursue other interests. The Board wishes to thank Steve for his many years of dedication and service to the Company.

Douglas D. Allen has served as Chairman Emeritus of Hines since June 2000, following his term as Chairman of the Board. From 1984 to 1995, he served as President of the Company and has been a member of its Board since 1990. Mr. Allen first assumed management responsibilities at Hines as General Manager with the Weyerhaeuser Company from 1975 to 1984 and he continued to play a leadership role after Weyerhaeuser sold the Company to a private management group in 1990.

Robert A. Ferguson has been President of the Company's Nursery Division since June 2000 and previously was Vice President of the Company's Southern Region. Mr. Ferguson has played a leadership role in operations for the past fifteen years and has played a major role in introducing the Company's Store Service Program, which has now been successfully implemented in a number of locations across the country.


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With the depth of experience that both Doug and Rob have had with the Company the Board feels confident that with these new appointments Hines will continue to enjoy a strong leadership role in its industry.

ABOUT HINES
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Hines Horticulture is a leading operator of commercial nurseries in North
America, producing one of the broadest assortments of container-grown plants in the industry. The Company sells nursery products primarily to the retail segment, which includes premium independent garden centers, as well as leading home centers and mass merchandisers, such as Home Depot, Lowe's and Wal-Mart.

Certain statements and information contained in this press release constitute forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Certain forward-looking statements contained in this press release, include, but are not limited to, information regarding the future economic performance and financial condition of the Company, the Company's ability to reduce its dependence on debt financing and reduce its leverage, the Company's ability to meet its short and long term liquidity needs, the plans and objectives of the Company's management and the Company's assumptions regarding such performance, financial condition, plans and objectives. Actual results may differ materially from the forward-looking information in this release.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release are publicly available in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2001 filed on April 1, 2002 and the Company's Prospectus, as filed on June 22, 1998, pursuant to Rule 424(b) under the Securities Act of 1933.

The Company's annual report and SEC filings, as well as news releases and other supplementary financial data are available by accessing the Company's website at www.hineshorticulture.com.


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